UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017 (March 17, 2017)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2017, DISH Network Corporation (“DISH Network”) completed a private placement of $1 billion aggregate principal amount of its 2.375% Convertible Notes due 2024 (the “Notes”).

DISH Network intends to use the net proceeds from the placement for strategic transactions, which may include wireless and spectrum-related strategic transactions, and for other general corporate purposes.

DISH Network entered into an Indenture (the “Indenture”), dated as of March 17, 2017, with U.S. Bank National Association (the “Trustee”), as trustee, relating to the issuance of the Notes.

The Notes will bear interest at a rate of 2.375% per year, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2017. The Notes will mature on March 15, 2024, unless earlier repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 12.1630 shares of Class A Common Stock of DISH Network (“Class A Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $82.22 per share of Class A Common Stock) (the “Initial Conversion Rate”), at any time on or after October 15, 2023 through the second scheduled trading day preceding the maturity date. Holders of the Notes will also have the right to convert the Notes at the Initial Conversion Rate prior to October 15, 2023, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, DISH Network will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock as specified in a table included in the Indenture.  No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Class A Common Stock in such corporate event is either less than $62.05 or exceeds $300.00.

If a specified “Make-Whole Fundamental Change” occurs prior to the maturity date of the Notes, under certain circumstances each holder may require DISH Network to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes can be accelerated upon the occurrence of certain customary events of default.  In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.  If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

DISH Network may elect that the sole remedy for an event of default relating to a failure by it to comply with certain reporting obligations set forth in the Indenture, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum for each day during the period beginning on, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which such event of default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such event of default first occurred; and (ii) if such event of default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such event of default first occurred, 0.50% per annum for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such event of default first occurred and ending on the earlier of (x) the date on which the event of default is cured or validly waived and (y) the 360th day immediately following, and including, the date on which such event of default first occurred.

If, at any time during the six month period beginning on, and including, the date that is six months after the last original issue date of the Notes, DISH Network fails to timely file any document or report (other than reports on Form 8-K) that it is required to file with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), as applicable (after giving effect to all applicable grace periods thereunder), or the Notes are not otherwise freely tradable by holders other than DISH Network’s affiliates, DISH Network will pay additional interest on the Notes at a rate equal to (i) during the first three months of such six month period, 0.25% per annum and (ii) during the last three months of such six month period, 0.50% per annum, in each case for each day for which DISH Network’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable as described above.

Further, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, DISH Network will pay additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding until the restrictive legend has been removed from the Notes, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described above.

In no event shall additional interest, if any, payable as a result of (i) DISH Network’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (ii) the Notes not being freely tradable by holders other than affiliates of DISH Network, or (iii) the restrictive legend on the Notes not having been removed, the Notes having been assigned a restricted CUSIP number or the Notes not otherwise being freely tradable by holders other than affiliates of DISH Network as of the 370th day after the last original issue date of the Notes, together with any additional interest payable at DISH Network’s election as the sole remedy for an event of default relating to a failure to comply with reporting obligations as described above, accrue at a rate in excess of 0.50% per annum pursuant to the Indenture regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

The Trustee is also the trustee for the 3.375% Convertible Notes due 2026 issued by DISH Network and certain senior notes issued by DISH DBS Corporation, a subsidiary of DISH Network.  DISH Network may from time to time maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  DISH Network placed the Notes in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and are not intended to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

On March 20, 2017, DISH Network issued a news release announcing the closing of its private placement of $1 billion aggregate principal amount of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  DISH Network does not undertake any obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 17, 2017, by and between DISH Network Corporation and U.S. Bank National Association, as trustee

99.1	Press Release “DISH Network Announces Closing of $1 Billion Placement of 2.375% Convertible Notes due 2024” dated March 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: March 20, 2017	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated as of March 17, 2017, by and between DISH Network Corporation and U.S. Bank National Association, as trustee

99.1	Press Release “DISH Network Announces Closing of $1 Billion Placement of 2.375% Convertible Notes due 2024” dated March 20, 2017